                                                                     EXHIBIT 1.1


                           BEVERLY ENTERPRISES, INC.

                           ___% Senior Notes Due 2006


                             UNDERWRITING AGREEMENT


                                                               February __, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
STEPHENS INC.
J.P. MORGAN SECURITIES INC.
CHEMICAL SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  140 Broadway
  New York, New York  10005

Ladies and Gentlemen:

                 Subject to the terms and conditions herein contained, Beverly Enterprises, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Stephens Inc., J.P. Morgan Securities Inc. and Chemical Securities Inc. (collectively with DLJ, the "Underwriters") an aggregate of $150,000,000 principal amount of its ___% Senior Notes Due 2006 (the "Securities"), which notes are irrevocably and unconditionally guaranteed by the guarantors listed on Schedule II hereto (each a "Guarantor" and collectively, the "Guarantors"). The Securities are to be issued pursuant to the provisions of an Indenture to be dated as of February __, 1996 (the "Indenture"), by and among the Company, the Guarantors and Chemical Bank, as Trustee (the "Trustee").

                 For purposes of this agreement, the term "Securities" means the Securities together with the guarantees (the "Guarantees") thereof by each of the Guarantors.

                 1. Registration Statement and Prospectus. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated pursuant thereto (collectively, the "Act"), a registration statement on Form S-3 (No. 33-64111), with respect to the Securities, including a preliminary prospectus, subject to completion, relating to the Securities. The registration statement, as amended at the time it becomes effective (including in each case all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Act) and any post-effective amendment to the registration statement on Form S-3 and any additional registration statement relating to the issuance of additional Securities filed pursuant to Rule 462 under the Act is hereinafter referred to as the "Registration Statement"; and the prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Securities by the Underwriters (the "Offering") that differs from the prospectus on file with the Commission at the time the Registration Statement became effective (including, in each case, all documents incorporated or deemed incorporated by reference therein, if any), whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus."

                 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the Securities in the respective principal amounts set forth opposite their names on Schedule I hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price equal to ___% of the principal amount thereof (the "Purchase Price").

                 The yield of the Securities shall not be lower than the maximum price recommended by DLJ acting as "qualified independent underwriter" within the meaning of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD").

                 3. Delivery and Payment. Delivery to you of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the third or fourth business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Securities as advised by you to the Company, at the Office of DLJ at 140 Broadway, New York, New York 10005, or such other place as you shall reasonably designate. The Closing Date and the location of delivery of, and the form of payment for, the Securities may be varied by agreement between DLJ and the Company.

                 The Securities in definitive form shall be registered in such names and issued in such denominations, which shall be in increments of no less than $1,000, as you shall request in writing not later than two full business days prior to the Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. The Securities shall be delivered to you on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment of the Purchase Price by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company.

                 4. Agreements of the Company. The Company and the Guarantors, as applicable, agree with each of you that:

                     (a) The Company and the Guarantors will, if the Registration Statement has not heretofore become effective under the Act, and if otherwise necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A of the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use their best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company and the Guarantors, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elect not to file a post-effective amendment pursuant to Rule 430A of the Act, they will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company and the Guarantors will otherwise comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A and Rule 462 of the Act.

                          (b)  The Company will advise you promptly and, if
requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 of the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or any other regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or any other regulatory authority for any amendment or supplement to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority and (iv) of the happening of any event during the period referred to in paragraph (d), below, which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus untrue or which requires the making of any addition to or change in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                          (c)  Promptly after the Registration Statement
becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Securities by an Underwriter or a dealer, the Company will furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you may reasonably request.

                          (d)  If during such period as in your judgment you
are required to deliver a prospectus in connection with offers or sales of the Securities by you any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to an offeree or a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company and the Guarantors will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will promptly notify you of such event and amendment or supplement and furnish to you without charge such number of copies thereof as you may reasonably request.

                          (e)  The Company will mail and make generally
available to its security holders, as soon as practicable and for the time period specified by Rule 158 under the Act, a consolidated earnings statement which shall satisfy the provisions of Section 11(a) and Rule

158 of the Act and to advise you in writing when such statement has been made available.

                          (f)  Whether or not the transactions contemplated
hereby are consummated or this Agreement is terminated, the Company will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing, filing, distribution and delivery under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the registration with the Commission and the issuance and delivery of the Securities, (iii) the preparation, printing, execution, distribution and delivery of this Agreement, the Indenture, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, provided, however, that fees of legal counsel to the Underwriters for legal work concerning Blue Sky laws be limited as set forth in (f)(iv), below, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (i), below (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto, which fees and disbursements of counsel shall not exceed $10,000, and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement (including exhibits), Prospectus and preliminary prospectuses, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be requested by the Underwriters or by dealers, (vi) the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' compensation in connection with the offering of the Securities (including, without limitation, any filing fees in connection therewith), (vii) the listing of the Securities, if any, on any stock exchange or automated quotation system, or other similar markets, (viii) the rating of the Securities by investment rating agencies, (ix) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication,

(x) any "qualified independent underwriter" as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter, which fees and disbursements of counsel shall not exceed $5,000) and (xi) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees of the Trustee, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to the Underwriters; provided, however, that with respect to items (i), (ii), (iii) (except for legal fees arising from legal work concerning Blue Sky laws, which legal fees shall be limited as set forth above), (v), (vi), (vii), (viii), (ix) and (xi) of this paragraph (f), the Company will not be responsible for any fees or expenses of legal counsel to the Underwriters.

                          (g)  The Company will furnish to each of the
Underwriters, without charge, two (2) copies (plus one additional copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment or supplement to it, including each post-effective amendment and all exhibits filed therewith, and will furnish to each of the Underwriters, such number of copies of the manually executed Registration Statement and such number of conformed copies of the Registration Statement as so filed and of each amendment to it, including each post-effective amendment, as you may reasonably request.

                          (h)  The Company and the Guarantors will not file any
amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and the Company and the Guarantors will prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and will use their best efforts to cause the same to become effective as promptly as possible.

                          (i)  Prior to any public offering of the Securities,
the Company and the Guarantors will cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request. The Company and the Guarantors will continue such qualification in effect so long as required by law for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided that neither the Company nor any Guarantor shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

                          (j)  The Company will timely complete all required
filings and otherwise comply fully in a timely manner with all provisions of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act"), to effect the registration of the Securities pursuant thereto, and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of Securities. The Company will cause the Securities to be listed on the New York Stock Exchange and will use its best efforts to maintain such listing while any of the Securities are outstanding.

                          (k)  (i)   So long as the Securities are outstanding
and whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall mail or arrange to have mailed to the record holders of the Securities, as soon as practicable after the Company files or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in a report filed with the Commission on Forms 10-Q and 10-K, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's independent auditors as such would be required in such reports to the Commission, and, in each case, together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" which would be so required. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will make such information available to securities analysts and prospective investors upon request.

                               (ii)    The Company shall mail to each of the
Underwriters, without charge, a copy of each report or such other publicly available information furnished to holders of the Securities, or filed with the Commission, whether or not required by law or pursuant to the Indenture, and such other publicly available information concerning the Company and its subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") as you may reasonably request, at the same time as such reports or other information are furnished to such holders.

                          (l)  During the period beginning on the date of this
Agreement and continuing to and including the Closing Date, there will be no transactions entered into by the Company or any of the Subsidiaries, except for such transactions which either singly or in the aggregate could not have a material adverse effect on the business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                          (m)  The Company will not voluntarily claim, and will
actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

                          (n)  The Company will use the proceeds from the sale
of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

                          (o)  During the period referred to in paragraph (l),
(x) the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Subsidiaries or warrants, rights, or options to purchase debt securities of the Company (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business) and (iii) industrial revenue bond refundings and (y) none of the Subsidiaries will offer, sell, contract to sell or otherwise dispose of any debt securities or warrants, rights or options to purchase debt securities (other than commercial paper issued in the ordinary course of business), in any case without the prior written consent of DLJ, which consent will not be unreasonably withheld.

                          (p)  The Company and the Guarantors will use their
best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

                 5. Representations and Warranties. The Company and the Guarantors represent and warrant to each Underwriter that:

                          (a)  When the Registration Statement becomes
effective, including on the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and each supplement or amendment thereto will not at the date of the Prospectus, at the date of any such supplement or amendment and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through DLJ expressly for use therein. The Company and the Guarantors acknowledge for all purposes under this Agreement (including this paragraph and Section 6 hereof) that the statements set forth in the last paragraph on the cover page and in paragraph three and the last paragraph under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of any Underwriter through DLJ expressly for use in the Registration Statement, the preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus and any amendment or supplement thereto (if different) and at the Closing Date, the Indenture will have been qualified under and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated pursuant thereto (collectively, the "TIA"). No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement has not been described and filed as required.

                          (b)  Each preliminary prospectus and the Prospectus,
filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 or 430A under the Act, complied when so filed in all material respects with the Act.

                          (c)  The documents incorporated by reference in the
Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable.

                          (d)  No action has been taken and no statute, rule,
regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Securities in any jurisdiction referred to in Section 4(i) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Securities, the effectiveness of the Registration Statement, or the use of any preliminary prospectus or Prospectus in any jurisdiction referred to in Section 4(i) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best of the Company's knowledge, threatened against, the Company or any of the Subsidiaries which, if adversely determined, would interfere with or adversely affect the issuance of the Securities or could reasonably be expected to affect the validity of this Agreement, the Indenture or the Securities; and the Company and the Guarantors have complied with every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                          (e)  The capitalization table set forth in the
Prospectus under the caption "Capitalization" identifies in reasonable detail as of the date specified all outstanding short-term and long-term indebtedness and stockholders' equity of the Company and the Subsidiaries, prior to the Offering and the Exchange (as defined in the Prospectus), pro forma to give effect to the Exchange and pro forma as adjusted to give effect to the Offering and the application of proceeds therefrom; and since the respective dates as of which information is given in the Registration Statement and the Prospectus there has been no material change in the capital stock or long-term debt of the Company and the Subsidiaries taken as a whole.

                          (f)  The Indenture has been duly authorized by the
Company and the Guarantors and, when duly executed and delivered in accordance with its terms, will be a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

                          (g)  The Securities have been duly authorized by the
Company and the Guarantors, as applicable, and, on the Closing Date will have been duly executed by the Company and the Guarantors and will, when issued, executed, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof in the Prospectus. The ranking of the Securities will be as set forth in the Indenture and the Prospectus.

                          (h)  This Agreement has been duly authorized and
validly executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that indemnification from liability in connection with the Federal securities laws may be unenforceable.

                          (i)  The execution and delivery of this Agreement,
the Indenture and the Securities by the Company and the Guarantors, as applicable, the issuance and sale of the Securities, the performance of this Agreement and the Indenture and the consummation of the transactions contemplated by this Agreement and the Indenture (A) will not conflict with or constitute or result in a breach or violation of any (or an event which, with notice or lapse of time, or both, would constitute a breach or violation of) of the respective charters or bylaws of the Company or any of the Guarantors or any of the terms or provisions of, or (B) will not constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease, license or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or (C) will not violate or conflict with any statute, judgment, decree, order, rule of any court, governmental agency or other body or self-regulatory organization applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties, except, in the case of (B) and (C), for such defaults, accelerations, Liens, violations or conflicts which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                          (j)  No authorization, approval or consent or order
of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the TIA or state securities or Blue Sky laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                          (k)  The Securities have been approved for listing on
the New York Stock Exchange, subject to official notice of issuance.

                          (l)  The Company and each of the Subsidiaries has
been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Securities, to execute, deliver and perform their respective obligations under this Agreement, the Indenture and the Securities, as applicable, and to issue, sell and deliver the Securities, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure so to be qualified could not reasonably be expected to have a Material Adverse Effect.

                          (m)  All of the issued and outstanding shares of
capital stock of, or other ownership interests in, each Subsidiary have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien, except as set forth in the Credit Agreement (as such term is defined in the Indenture).
There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                          (n)  Neither the Company nor any of the Subsidiaries
is in violation of its respective charter or bylaws or in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease, license, permit, certificate or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject, except as, singly or in the aggregate, could not have a Material Adverse Effect.

                          (o)  Except as set forth in the Prospectus, there is
no action, suit, or proceeding before or by any court or governmental agency or body, or arbitration board or tribunal, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which singly or in the aggregate would have a Material Adverse Effect or which might materially and adversely affect the Company's or the Guarantors' performance of their obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's and the Guarantors' knowledge, after such inquiry as is conducted in the Company's and the Subsidiaries' ordinary course of business, no such action, suit, or proceeding is contemplated or threatened, except for those which singly or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is subject to any judgement, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal, except for those judgements, orders, decrees, rules or regulations which singly or in the aggregate would not have a Material Adverse Effect.

                          (p)  Neither the Company nor any of the Subsidiaries
is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except where such violations either singly or in the aggregate would not have a Material Adverse Effect; to the best of the Company's knowledge, neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance; there is no pending or, to the best of the Company's knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), except as either singly or in the aggregate would not have a Material Adverse Effect.

                          (q)  Neither the Company nor any Subsidiary is in
violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, there is (A) no significant unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, and (B) no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters and periodic collective bargaining contract negotiations.
The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or any of its Subsidiaries; the amount of "unfunded benefit liabilities" (as defined in ERISA and the regulations and published interpretations thereunder) under all "pension plans" does not exceed $2,000,000; neither the Company nor any of the Subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 4971, 4975, or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                          (r)  Except as disclosed in the Prospectus and except
as singly or in the aggregate could not have a Material Adverse Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it and such properties and assets, in the aggregate, are in good repair and suitable for use as so described. All leases to which the Company or each Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder which singly or in the aggregate could result in a Material Adverse Effect, and the Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as singly or in the aggregate could not have a Material Adverse Effect.

                          (s)  The Company and its Subsidiaries maintain
insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                          (t)  The firm of accountants that has certified or
shall certify the applicable consolidated financial statements and supporting schedule and the notes thereto of the Company filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent auditors with respect to the Company and the Subsidiaries, as required by the Act. The consolidated financial statements, together with related schedule and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods in accordance with Regulation S-X. The pro forma financial statements contained in the Registration Statement have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified otherwise therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated to be addressed by the preliminary prospectuses, the Prospectus and this Agreement. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the captions "Prospectus Summary - Summary Financial Information" and "Selected Historical Financial Information" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of the Commission's Regulation S-K. The other financial and statistical information and data included or incorporated by reference in the Prospectus and in the Registration Statement, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (u)  Subsequent to the respective dates as of which
information is presented in the Registration Statement and the Prospectus and up to the Closing Date, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, except for such transactions which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) there has been no decision or judgment in the nature of litigation or arbitration that singly or in the aggregate could have a Material Adverse

Effect, (iii) there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to involve a material adverse change, in the properties, facilities, plans, business, results of operations, general affairs, management, condition (financial or otherwise), prospects or business affairs of the Company or the Subsidiaries, taken as a whole (any of the items set forth in clause (i), (ii), or (iii), above, a "Material Adverse Change").

                          (v)  To the best of the Company's knowledge, all Tax
Returns (as hereinafter defined) required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed and all Taxes (as hereinafter defined), including withholding Taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. All Tax Returns (as hereinafter defined) filed by the Company and its Subsidiaries prior to the date hereof were complete and accurate in all material respects. No material claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries. Furthermore, except as disclosed to the Underwriters, the Company and its Subsidiaries are not parties to any pending action, proceeding or investigation by any governmental authority for the assessment or collection of Taxes, nor does the Company have knowledge of any such threatened action, proceeding or investigation, except as, singly or in the aggregate, could not result in a Material Adverse Effect. Except as disclosed to the Underwriters, to the best of the knowledge of the Company and its Subsidiaries, no material waivers of statutes of limitation in respect of any Tax Returns have been given by or requested of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries agreed to any extension of time with respect to a Tax assessment or deficiency. No material claim by any authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return is pending to the effect that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. No Liens are presently imposed upon or asserted against any of the Company's or any of its Subsidiaries' assets as a result of or in connection with any failure, or alleged failure, to pay any Tax. As of the Closing Date, the Company and its Subsidiaries will not have any agreement, whether or not written, providing for the payment of Tax liabilities or entitlement to refunds with any other party. The Company and its Subsidiaries have withheld and paid all Taxes that in its reasonable opinion are required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party with respect to the business of the Company or its Subsidiaries. The unpaid income Taxes of the Company and its Subsidiaries with respect to historical periods for which tax returns were required to be filed by the Company and its Subsidiaries do not exceed the reserve for Tax liability (as opposed to any reserve for deferred Taxes established to reflect temporary differences between book and tax income) set forth on the most recent balance sheet of the Company, as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company in filing its Tax Returns. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

                          (w)  (i)  Each of the Company and the Subsidiaries
has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required, in its reasonable opinion, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus in the states wherein presently operated, and such other certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Registration Statement and Prospectus, including, without limitation, to the extent so described, eligibility to participate in Medicare and Medicaid, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect, (ii) each of such Authorizations, certifications, accreditations and determinations of eligibility are valid and in full force and effect, except as singly or in the aggregate would not have a Material Adverse Effect, (iii) the Company and the Subsidiaries are in compliance in all respects with the terms and conditions of all such Authorizations, certifications, accreditations and determinants of eligibility and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect and (iv) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorization, certification, accreditation or determination of (except in the ordinary course of business in connection with the receipt of a routine survey that outlines areas which require Company or Subsidiary action to maintain compliance or to preclude such revocation or modification) that would have a Material Adverse Effect and no such Authorization contains any restrictions that are materially burdensome to any of them. The Company and the Subsidiaries possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing except as singly or in the aggregate could not have a Material Adverse Effect. To the best of the Company's knowledge, the use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except as, singly or in the aggregate, could not have a Material Adverse Effect.

                          (x)  The Company and each of the Subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (y)  Neither the Company nor any of the Subsidiaries
is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                          (z)  Except as disclosed in the Prospectus, there are
no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                          (aa)  Each certificate signed by any officer of the
Company or any Subsidiary and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

                          (ab)  Neither the Company nor any of its
Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or, to the best of the Company's knowledge, is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

                          (ac)  To the extent described in the Prospectus, all
facilities owned or operated as continuing operations by the Company or the Subsidiaries (the "Company Facilities") (i) are certified for participation or enrollment in the Medicare and Medicaid programs, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect, (ii) have a current and valid provider contract with the Medicare and Medicaid programs, except where failure to have such contract, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the financial statements of the Company and the Subsidiaries are sufficient in all material respects to pay any amounts for which the Company or any of the Subsidiaries may be liable. Neither the Company nor any of the Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and neither the Company nor any of the Subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent which notices or threatened actions singly or in the aggregate are likely to have a Material Adverse Effect.

                          (ad)  Each such Company Facility is licensed by the
proper state department of health to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein. The Company Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state licensing requirements in all material respects.

                 6.  Indemnification.

                          (a)  The Company and each of the Guarantors jointly
and severally, agree to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause
(i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any supplement or amendment thereto), or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by an untrue statement or omission or alleged untrue statement or omission that is
(x) made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by or on behalf of the Underwriter through DLJ expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or (y) with respect to the Underwriter from whom the person asserting the Liabilities purchased Securities, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting the Liabilities, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Securities, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Liability. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                 The Company and each of the Guarantors, jointly and severally, also agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of such Indemnified Person's connection to DLJ in its capacity as a "qualified independent underwriter" within the meaning of Schedule E to the By-Laws of the NASD in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting solely from such Indemnified Person's willful misconduct or gross negligence.

                          (b)  In case any action or proceeding (for all
purposes of this Section 6, including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any Guarantor, such Underwriter (or the Underwriter controlled by such controlling person) promptly shall notify the Company in writing; provided that the failure to give such notice shall not relieve the Company or any Guarantor of its obligations pursuant to this Agreement, except to the extent the Company or such Guarantor was prejudiced by such failure to provide such notice. Upon receiving such notice, the Company or any Guarantor shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Company or a Guarantor of the Company) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof within fifteen (15) business days after receipt of the notice from the Indemnified Person of such action or proceeding, the Company and the Guarantors shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
(i) the Company and the Guarantors agree to pay such reasonable fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, if such Indemnified Person notifies the Company in writing, the Company shall not have the right to assume the defense thereof and such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company, which shall be reimbursed to the extent that it is ultimately determined that an Indemnified Party is not entitled to indemnification or contribution hereunder, it being understood, however, that the Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for each such Indemnified Person; provided, however, that if indemnity may be sought pursuant to the second paragraph of this Section, then, in addition to such separate firm for each such Indemnified Person, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for each Indemnified Person that is a party to an action or proceeding arising from DLJ's participation as a "qualified independent underwriter." In the case of any such separate firm for such Indemnified Person, such firm shall be designated in writing by such Indemnified Person. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Person from and against any Liabilities by reason of any settlement of any action effected with the written consent of the Company. The Company and the Guarantors agree to be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by the Company of the aforesaid request for payment in respect of an indemnification obligation pursuant hereto and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Person, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action, claim, litigation or proceeding.

                          (c)  Each of the Underwriters agrees, severally and
not jointly, to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and (iii) the Company's officers and directors who sign the Registration Statement, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through DLJ expressly for use in the Registration Statement, Prospectus or preliminary prospectus, as applicable. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 6(b) above.

                          (d)  If the indemnification provided for in this
Section 6 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii), if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and any of the Underwriters (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Guarantors bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus. The relative benefits received by the Company and the Guarantors, on the one hand, and the "qualified independent underwriter" (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total fee paid to the "qualified independent underwriter" in its capacity as "qualified independent underwriter" bear to the total price to the public of the Securities, in each case as set forth in the Prospectus. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriter or "qualified independent underwriter," on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or a Guarantor or the Underwriter or "qualified independent underwriter" and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and the Guarantors set forth herein shall be in addition to any liability or obligation the Company and the Guarantors may otherwise have to any Indemnified Person.

                 The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, none of the Underwriters (and their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such Underwriter exceeds the amount of any damages or liabilities which such Underwriter (and its related Indemnified Persons) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective aggregate principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

                 7. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters to purchase any Securities under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date:

                          (a)  All of the representations and warranties of the
Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company and the Guarantors shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by each of them in all material respects at or prior to the Closing Date.

                          (b)  (i) The Registration Statement shall have become
effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A or 462 of the Act, such post-effective amendment shall have become effective (or, if any Securities are sold in reliance upon Rule 430A of the Act and no post-effective amendment is so required to be filed, the form of prospectus required by Rule 424(b) of the Act shall have been timely filed with the Commission in accordance with Section 4(a) hereof)) on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best of the knowledge of the Company, contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in
Section 4(i) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of the Company, threatened and every request for additional information on the part of any state securities commission has been complied with in all material respects.

                          (c)  No action shall have been taken and no statute,
rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act.

                          (d)  (i) Since the earlier of the date hereof or the
dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, or development involving a prospective Material Adverse Change, in the capital stock or debt, of the Company or any of the Subsidiaries (except for any change resulting from the adoption or implementation of Rule 121 by the Financial Accounting Standards Board) and (iii) the Company and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, individually or in the aggregate, and which is not disclosed in the Registration Statement and the Prospectus.

                          (e)  You shall have received a certificate of each of
(i) the Company, executed by the Chief Operating Officer and the Senior Vice President, Controller and Chief Accounting Officer and (ii) each Guarantor, executed by one or more officers of such Guarantor, each dated the Closing Date, confirming, as of the Closing Date, the matters set forth in paragraphs
(a), (b), (c) and (d) of this Section 7.

                          (f)  On the Closing Date, you shall have received:

                          (1)  an opinion (satisfactory to you and your
counsel), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                          (ii) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor listed on Section A of
         Schedule II attached hereto (the "Section A Guarantors"), and (assuming due authorization, execution and delivery by the Trustee) is the legally valid and binding agreement of each of the Company and the Section A Guarantors, enforceable against the Company and the Section A Guarantors in accordance with its terms.

                          (iii)  The Securities, when executed and
         authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                          (iv) The Guarantees have been duly authorized by each of the Section A Guarantors, and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Securities and upon payment therefor, will be legally, valid and binding obligations of the Section A Guarantors, enforceable against the Section A Guarantors in accordance with their terms.

                          (v) The Indenture has been duly qualified under the Trust Indenture Act.

                          (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Section A Guarantors.

                          (vii) The issuance and sale of the Securities by the Company and the Section A Guarantors pursuant to the Underwriting Agreement will not result in the violation by the Company or any Section A Guarantor of its Certificate of Incorporation or Bylaws or any federal or California or New York statute, rule or regulation known to such counsel to be applicable to the Company or any Section A Guarantor (other than federal or state securities laws, which are specifically addressed elsewhere herein).

                          (viii) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or California or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Securities by the Company and the Section A Guarantors pursuant to the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of such Securities by the Underwriters.

                          (ix) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                          (x) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) and 430A under the Act.

                          (xi) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus or with respect to the Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

                          (xii) The statements set forth in the Prospectus under the headings "Description of Senior Notes," insofar as such statements constitute a summary of legal matters, documents or proceedings, are accurate in all material respects.

                          2(A)  In giving their opinion required by subsection
f(1) of this Section 7, such counsel may state that such opinion is limited as to matters governed by the federal laws of the Unites States of America, the laws of the States of New York and California, and the General Corporation Laws of the State of Delaware. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters' representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and need not have made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), such counsel shall state that no facts came to such counsel's attention that caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus or incorporated therein or with respect to the Form T-1.

                 The opinions relating to the enforceability of the Indenture, the Securities and the Guarantees, respectively, shall be subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, including without limitation the effect on the Guarantees of Section 547 or 548 of the Federal Bankruptcy Code and comparable provisions of state law; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) no opinion shall be expressed concerning the enforceability of the waiver of rights or defenses contained in Section 4.6 of the Indenture; and (v) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                          (2)(B)  You shall have received an opinion dated the
Closing Date, from Robert W. Pommerville, Esq., general counsel of the Company, in form and substance reasonably satisfactory to you, (which may state that such opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Delaware and the laws of the State of California) to the effect that:

                                    (i)  Each of the Company and the
         Subsidiaries is a duly incorporated and validly existing corporation in good standing under the laws of its respective jurisdiction of organization, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, to execute, deliver and perform its obligations pursuant to the Indenture and this Agreement and to guarantee the Securities as contemplated by this Agreement and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification other than in jurisdictions where the failure to qualify would not have a Material Adverse Effect; and each of this Agreement, the Securities and the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors.

                                   (ii)  The execution and delivery of this
         Agreement and the Indenture, the issuance and sale of the Securities, the performance by the Company and the Guarantors of their obligations pursuant to this Agreement and the Indenture, as applicable, and the consummation of the transactions contemplated by this Agreement and the Indenture (A) will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries or the terms or provisions of, (B) will not constitute a default by the Company or any Subsidiary under any statute, rule or regulation or to the best of such counsel's knowledge, any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the assets or properties of the Company or any of the Subsidiaries is subject, or to the best of such counsel's knowledge any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, and (C) will not result in the violation by the Company or any Subsidiary of any federal or state statute, rule or regulation known to such counsel to be applicable to the Company or such Subsidiary, as the case may be (other than federal and state securities laws), except, with respect to clauses (B) and
         (C), where such defaults or violations, either singly or in the aggregate, would not have a Material Adverse Effect.

                                  (iii)  To the best of such counsel's
         knowledge, no consent, approval, authorization or order of, or filing with, any federal or state court or governmental agency or body is required for the consummation of the issuance and sale, pursuant to this Agreement, of the Securities by the Guarantors listed in Section B to Schedule II attached hereto (the "Section B Guarantors"), except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of such Securities by the Underwriters.

                                   (iv)   To the best of such counsel's
         knowledge, each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form to the applicable requirements of the Exchange Act.

                                   (v)  To the best of such counsel's
         knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject, which is of such a material nature as to be required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus.

                                   (vi)  Each of the Company and its
         Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are, in its reasonable opinion, necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus and such certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Registration Statement and Prospectus, including, without limitation, eligibility to participate in Medicare and Medicaid programs, except where the failure to have such Authorizations, certifications or to be eligible would not have a Material Adverse Effect.

                                 (vii) To the best of such counsel's knowledge, except as otherwise set forth in the Prospectus, the Company and each of its Subsidiaries has good and marketable title, free and clear of all Liens, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it, except where failure to have such title or to be free of such Liens would not have a Material Adverse Effect.

                                 (viii)  All of the issued and outstanding
         shares of capital stock of, or other ownership interests in, each Subsidiary are owned directly or through Subsidiaries, by the

         Company, are fully paid and nonassessable, and to the best of such Counsel's knowledge and except as set forth in the Credit Agreement are owned free and clear of any Lien.

                                 (ix)  The descriptions in the Registration
         Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters, including, without limitation, the matters described under the headings "Business--Governmental Regulation," "Business--Employees" and "Description of Certain Indebtedness" in the Prospectus, insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and fairly present the information required to be shown.

                                 (x)  To the best of such counsel's
         knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                          (g)  You shall have received an opinion, dated the
Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

                          (h)  You shall have received letters on and as of the
date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, in form and substance satisfactory to you, from Ernst & Young LLP, independent auditors complying with Rule 2-01 of Regulation S-X of the Commission, with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus as you shall reasonably require.

                          (i)  All corporate proceedings and other legal
matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration

Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Skadden, Arps, Slate, Meagher & Flom, and such counsel shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7, in order to evidence the accuracy, completeness and satisfaction in all material respects of any of the representations, warranties or conditions herein contained and to render the opinion referred to in Section 7(g).

                          (j)  Prior to the Closing Date, the Company shall
have furnished to you such further information, certificates and documents as you may reasonably request.

                          (k)  The Company shall not have failed at or prior to
the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                 8. Effective Date of Agreement, Default and Termination. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) unless the Company intends to rely on Rule 430A of the Act, the effectiveness of the Registration Statement, and (iii) if the Company intends to rely on Rule 430A of the Act, the earlier of the effectiveness of a post-effective amendment filed in compliance with Rule 430A or Rule 462 of the Act or the filing of a final prospectus pursuant to Rule 424(b).

                 This Agreement may be terminated at any time on or prior to the Closing Date by DLJ by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change which, in the judgment of DLJ, impairs the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity, crisis or emergency or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in DLJ's judgment make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension or limitation of trading generally in securities on the New York, American or Pacific Stock Exchanges, the National Association of Securities Dealers Automated Quotation National Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in DLJ's judgment has a material adverse effect on the financial markets in the United States, and would, in DLJ's judgment, make it impracticable or inadvisable to market the Securities to enforce contracts for the sale of the Securities, (vi) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, (vii) the delisting of the Common Stock from the Nasdaq-NM, NYSE or American or Pacific Stock Exchanges, or (viii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in the judgment of DLJ could have a Material Adverse Effect.

                 If this Agreement shall be terminated by the Underwriters pursuant to clause (i), (vi), or (vii) of the second paragraph of this Section 8 or because of the failure or refusal on the part of the Company or any of the Guarantors to comply in all material respects with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any Underwriter to the Company or any Guarantor.

                 If on the Closing Date any of the Underwriters shall fail or refuse to purchase the Securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Securities that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Securities set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Securities that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any of the Underwriters shall fail or refuse to purchase the Securities, as the case may be, and the total principal amount of Securities with respect to which such default occurs exceeds 10% of the total amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters and the Company, except as otherwise provided in this Section 8. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                 9. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919-0155, Attention: Robert
W. Pommerville, with a copy to Latham & Watkins, 633 West 5th Street, Suite 4000, Los Angeles, California 90071, Attention: Gary Olson, and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention: Mark C. Smith, or in any case to such other address as the person to be notified may have requested in writing.

                 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF
ITSELF AND THE GUARANTORS         , HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE
JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE GUARANTORS, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 11. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

                 12. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

                 13. Certain Definitions. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Securities Act.

                 14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

                 15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

                 16. Survival. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors, the Guarantors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company or the Subsidiaries, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.


                                       Very truly yours,


                                       BEVERLY ENTERPRISES, INC.



                                       By: ________________________
                                           Name:
                                           Title:


                                       THE GUARANTORS LISTED ON
                                        SCHEDULE II HERETO
                                       By:  BEVERLY ENTERPRISES, INC.



                                       By: ________________________
                                           Name:
                                           Title:

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

MERRILL LYNCH, PIERCE FENNER
  & SMITH INCORPORATED
STEPHENS INC.
J.P. MORGAN SECURITIES INC.
CHEMICAL SECURITIES INC.

Acting on behalf of themselves

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By: _______________________
         Name:
         Title:

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED



By: _______________________
     Name:
     Title:


STEPHENS INC.



By: _______________________
     Name:
     Title:



J.P. MORGAN SECURITIES INC.



By: _______________________
     Name:
     Title:



CHEMICAL SECURITIES INC.



By: _______________________
     Name:
     Title:

                                   SCHEDULE I



                                               Principal
                                                Amount
                                             ------------

Donaldson, Lufkin & Jenrette
  Securities Corporation . . . . . . . . .   $

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated . . . . . . . . . . . . . .

Stephens Inc.  . . . . . . . . . . . . . .

J.P. Morgan Securities Inc.  . . . . . . .

Chemical Securities Inc. . . . . . . . . .



                                             ------------
         Total . . . . . . . . . . . . . .   $150,000,000



                                  SCHEDULE II

                                   GUARANTORS

SECTION A

American Transitional Hospitals, Inc.
Beverly Health and Rehabilitation Services, Inc.
Beverly Enterprises -- California, Inc.
Beverly Enterprises -- Florida, Inc.
Beverly Enterprises -- Texas, Inc.
Pharmacy Corporation of America

SECTION B

A.B.C. Health Equipment Corp.
AdviNet, Inc.
AGI-Camelot, Inc.
AGI-McDonald County Health Care, Inc.
Alliance Health Services, Inc.
Alliance Home Health Care, Inc.
Amco Medical Service, Inc.
American Transitional Care Centers of Texas, Inc.
American Transitional Care Dallas -- Ft. Worth, Inc.
American Transitional Health Care, Inc.
American Transitional Hospitals of Indiana, Inc.
American Transitional Hospitals of Oklahoma, Inc.
American Transitional Hospitals of Tennessee, Inc.
American Transitional Hospitals -- Texas Medical
  Center, Inc.
ATH -- Clear Lake, Inc.
ATH Columbus, Inc.
ATH Del Oro, Inc.
ATH Heights, Inc.
ATH Oklahoma City, Inc.
ATH Tucson, Inc.
Beverly Acquisition Corporation
Beverly Assisted Living, Inc.
Beverly Enterprises -- Alabama, Inc.
Beverly Enterprises -- Arizona, Inc.
Beverly Enterprises -- Arkansas, Inc.
Beverly Enterprises -- Colorado, Inc.
Beverly Enterprises -- Connecticut, Inc.
Beverly Enterprises -- Delaware, Inc.
Beverly Enterprises -- Distribution Services, Inc.
Beverly Enterprises -- District of Columbia, Inc.
Beverly Enterprises -- Garden Terrace, Inc.

Beverly Enterprises -- Georgia, Inc.
Beverly Enterprises -- Hawaii, Inc.
Beverly Enterprises -- Idaho, Inc.
Beverly Enterprises -- Illinois, Inc.
Beverly Enterprises -- Indiana, Inc.
Beverly Enterprises -- Iowa, Inc.
Beverly Enterprises -- Kansas, Inc.
Beverly Enterprises -- Kentucky, Inc.
Beverly Enterprises -- Louisiana, Inc.
Beverly Enterprises -- Maine, Inc.
Beverly Enterprises -- Maryland, Inc.
Beverly Enterprises -- Massachusetts, Inc.
Beverly Enterprises -- Michigan, Inc.
Beverly Enterprises -- Minnesota, Inc.
Beverly Enterprises -- Mississippi, Inc.
Beverly Enterprises -- Missouri, Inc.
Beverly Enterprises -- Montana, Inc.
Beverly Enterprises -- Nebraska, Inc.
Beverly Enterprises -- Nevada, Inc.
Beverly Enterprises -- New Hampshire, Inc.
Beverly Enterprises -- New Jersey, Inc.
Beverly Enterprises -- New Mexico, Inc.
Beverly Enterprises -- North Carolina, Inc.
Beverly Enterprises -- North Dakota, Inc.
Beverly Enterprises -- Ohio, Inc.
Beverly Enterprises -- Oklahoma, Inc.
Beverly Enterprises -- Oregon, Inc.
Beverly Enterprises -- Pennsylvania, Inc.
Beverly Enterprises -- Rhode Island, Inc.
Beverly Enterprises -- South Carolina, Inc.
Beverly Enterprises -- Tennessee, Inc.
Beverly Enterprises -- Utah, Inc.
Beverly Enterprises -- Vermont, Inc.
Beverly Enterprises -- Virginia, Inc.
Beverly Enterprises -- Washington, Inc.
Beverly Enterprises -- West Virginia, Inc.
Beverly Enterprises -- Wisconsin, Inc.
Beverly Enterprises -- Wyoming, Inc.
Beverly Enterprises Japan Limited
Beverly Enterprises Medical Equipment Corporation
Beverly Enterprises Rehabilitation Corporation
Beverly Holdings I, Inc.
Beverly Manor Inc. of Hawaii
Beverly Real Estate Holdings, Inc.
Beverly REMIC Depositor, Inc.
Beverly Savana Cay Manor, Inc.
Brownstone Pharmacy, Inc.

Columbia-Valley Nursing Home, Inc.
Commercial Management, Inc.
Computran Systems, Inc.
Continental Care Centers of Council Bluffs, Inc.
DD Wholesale, Inc.
Dunnington Drug, Inc.
Dunnington Rx Services of Rhode Island, Inc.
Dunnington Rx Services of Massachusetts, Inc.
Forest City Building Ltd.
Hallmark Convalescent Homes, Inc.
Healthcare Prescription Services, Inc.
Home Medical Systems, Inc.
Hospice Preferred Choice, Inc.
Hospital Facilities Corporation
Insta-Care Holdings, Inc.
Insta-Care Pharmacy Services Corporation
Insurance Software Packages, Inc.
Kenwood View Nursing Home, Inc.
Liberty Nursing Homes, Incorporated
Medical Arts Health Facility of Lawrenceville, Inc.
Medical Health Industries, Inc.
MedView Services, Incorporated
Moderncare of Lumberton, Inc.
Nebraska City S-C-H, Inc.
Nursing Home Operators, Inc.
Omni Med B, Inc.
Petersen Health Care, Inc.
Pharmacy Corporation of America -- Massachusetts, Inc.
Pharmacy Dynamics Group, Inc.
Phymedsco, Inc.
Resource Opportunities, Inc.
Salem No. 1, Inc.
South Alabama Nursing Home, Inc.
South Dakota -- Beverly Enterprises, Inc.
Spectra Rehab Alliance, Inc.
Synergos, Inc.
Synergos -- North Hollywood, Inc.
Synergos -- Pleasant Hill, Inc.
Synergos -- Scottsdale, Inc.
Taylor County Health Facility, Inc.
TMD Disposition Company
Vantage Healthcare Corporation